Exhibit 23.1

Deloitte & Touche LLP 1033 Demonbreun Street Suite 400 Nashville, TN 37203 USA Tel: 615 259 1800 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration statement No. 333-67466 of Willis North America Inc. on Form S-8 of our report dated June 27, 2016, relating to the financial statements and supplemental schedule of the Willis 401(k) Retirement Savings Plan, (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2015-12, Plan Accounting: Defined Benefit Pension Plans (Topic 960), Defined Contribution Pension Plans (Topic 962), Health and Welfare Benefit Plans (Topic 965): (Part I) Fully Benefit-Responsive Investment Contracts, (Part II) Plan Investment Disclosures), appearing in this Annual Report on Form 11-K of the Willis 401(k) Retirement Savings Plan for the year ended December 31, 2015.

June 27, 2016

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